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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_| Preliminary Proxy Statement
|_| Confidential,  for  Use  of  the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
|_| Definitive Proxy Statement
|_| Definitive  Additional  Materials
|X| Soliciting Material Pursuant to ss.240.14a-12


                       Digital Courier Technologies, Inc.
                       ----------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

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     2)  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------


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     4)  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

     5)  Total fee paid:

         -----------------------------------------------------------------------


|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     1)  Amount Previously Paid:

         -----------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

     3)  Filing Party:

         -----------------------------------------------------------------------

     4)  Date Filed:
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

                       DCTI FILES LETTER TO SHAREHOLDERS

                  Salt Lake City, Utah - January 2, 2002--Digital Courier Technologies, Inc. (OTC: DCTI) announced today it has filed the attached letter to its shareholders with the Securities and Exchange Commission(SEC) in response to the "Consent Statement" which was earlier filed by a group of shareholders led by Mr. James Egide (the Egide group), the Company's former Chairman and CEO. The Company is asking its shareholders to wait until they receive the Company's proxy statement before they take any action relative to the Egide group's request for an immediate vote. The Company believes that the Consent Statement filed by the Egide group contains false and misleading statements, that it omits important information the shareholders should know about and that Mr. Egide and certain members of his group were officers, employees and Board Members during the time that actions were taken which have now required the Company to write down the value of various acquisitions and incur charges for uncollectible chargebacks and credit card association fines.

                  "We believe the story told by Egide's group is incomplete, and that it dramatically misstates the facts", said John Hanlon, DCTI President and Chief Financial Officer. "We want the shareholders to have a complete and true understanding of the facts before they cast a vote and this letter is a beginning," continued Hanlon. "We hope the shareholders will wait to read the Company's Proxy before they let this group take control. Some of the key facts we believe the shareholders should be particularly aware of include: Mr. Egide was Chairman of the Board and CEO when the DataBank acquisition was consummated. The Company has since written down that acquisition, for which a group of investors had paid $6.25 million for 75% of the company a few months prior to DCTI's acquisition, from approximately $197 million to about $9.5 million based upon the review and opinion of independent auditors. Mr. Egide was Chairman and CEO when the MasterCoin transaction occurred, in which the Company paid $1.2 million for certain equipment but was required to write it down to $300,000 within months of the deal's closing. Mr. Egide was Chairman and CEO when various merchants were allowed to process with DCTI without proper authorization. These merchants have cost the Company over $7 million in uncollectible chargebacks and fines. This is part of the story and we want the shareholders to hear it prior to voting."

                  About DCTI
                  DCTI is at the forefront of Internet payment technology. A recognized specialist in risk management and fraud control, DCTI provides secure, reliable, and fully integrated payment software and systems for Internet merchants, financial institutions, and merchant service providers. Payment features of the DCTI system include advanced validation, fraud screening, payment authorization, settlement, and real-time reporting. DCTI's notable client base and affiliations include U.S. and international banks and merchants and ongoing development partnerships with industry leaders such as Equifax, Global Payments, and TSAI. For more information, please visit www.dcti.com.

Investor Contact for DCTI:
John Hanlon, President and Chief Financial Officer, DCTI, (801) 266-5390 ex 211.


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

                       Digital Courier Technologies, Inc.
                         348 East 6400 South, Suite 220
                           Salt Lake City, Utah 84107

                                 January 2, 2002


To the Shareholders of Digital Courier Technologies, Inc.

                  You may have received, or may shortly receive, a document called a "Consent Statement" from several shareholders requesting that you vote to remove the current board of directors of Digital Courier Technologies, Inc. and elect three new directors. The shareholder group sending you this document is led by James Egide, the former Chairman and CEO of DCTI. PLEASE DO NOT SIGN THE SHAREHOLDER CONSENT THAT THIS GROUP IS REQUESTING. Management believes Egide and his colleagues are principally responsible for the significant challenges DCTI's current board and management have been addressing over the past eighteen months. Shortly, DCTI will mail to you its proxy statement and proxy card for a shareholders meeting to be held in the near future. PLEASE TAKE NO ACTION UNTIL YOU RECEIVE DCTI'S PROXY MATERIAL.

                  Also, the Consent Statement contains a number of false and misleading statements that you should know about. It omits important information you should know before taking action. Note the following:


                  -- The Consent Statement claims that DCTI's financial performance and capital position have deteriorated recently and that the company has reported increasing losses because of decisions by current management. However, the Consent Statement fails to disclose that these losses are the result of write-offs for acquisitions DCTI made, and chargeback losses and MasterCard and Visa fines that resulted from actions taken, while Egide was Chairman and CEO of the company. These acquisition losses included amortization and a write-off of $187,877,458, based upon the review and opinion of independent auditors, for the DataBank International Ltd. acquisition. The Consent Statement fails to acknowledge that only five weeks prior to DCTI entering into a letter of intent to acquire DataBank International Ltd., a group of investors paid $6,250,000 for 75% of DataBank International Ltd. That earlier purchase was facilitated by Mr. Egide, and the group of investors making that purchase included three of Mr. Egide's children, a trust in the name of Mr. Egide's deceased daughter, as well as several offshore trusts, the ownership of which remains unclear. Mr. Egide's role in the DataBank International Ltd. transactions, as well as the fact that the investor group consisted of Mr. Egide's family and acquaintances was of concern to the Nasdaq Listing Qualification Panel in the DCTI delisting proceedings and the Nasdaq Listing and Hearing Review Council in reviewing the panel's decision on appeal. The Consent Statement also fails to disclose that the Nasdaq panel and review council found it troublesome and of concern to the public interest that the acquisition was conducted without obtaining an independent review and fairness opinion.


                  -- The Consent Statement fails to mention that R.J. Pittman and Allan Grosh, two of the nominated Directors, and Ken Nagel, a member of the Proponent Group, were all Directors when the DataBank transaction was approved.

                  -- Board Meeting minutes establish that the purchase of MasterCoin in April 2000 was promoted by Egide while he was Chairman and CEO. The Company later learned that MasterCoin Nevada, a company headed by Egide, received $1.2 million of the total $2.9 million acquisition price for equipment that was valued at only $300,000 in the course of the annual audit for the year ended June 30, 2000.

                  -- While he was Chairman and CEO, Egide instructed DCTI personnel to begin processing transactions for two merchants: G-18 ICE and Tsunami Golf Inc. but without following DCTI's risk management procedures. Because of chargebacks arising from G-18 ICE and Tsunami Golf Inc. transactions, DCTI has suffered losses exceeding $1.5 million.

                  -- DCTI also wrote-off losses of approximately $1 million because of chargebacks arising from transactions from another merchant, Private Dollar LLC. The Consent Statement fails to disclose that Proponent Group member Ken Nagel, a former member of DCTI's Board of Directors, financially benefited while a DCTI director from Private Dollar transactions through his company, Worldwide Card Acceptance, which factored the Private Dollar account under Worldwide's processing account with DCTI. When DCTI's new management disallowed merchant factoring, Nagel, while still a DCTI Board member, facilitated establishing a separate merchant account for Private Dollar which DCTI management was soon forced to terminate for excessive chargeback activity. DCTI management later learned that Ken Nagel and James Thompson, a former DCTI vice president, had a direct interest in Private Dollar, which the Consent Statement also fails to disclose.


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

                  -- The Consent Statement also questions a settlement agreement DCTI entered with a third party to resolve a claim arising from DCTI's failure to file a registration statement as required by a registration rights agreement entered into as part of DCTI's acquisition of DataBank International, Ltd. However, the Consent Statement fails to disclose that a lawsuit demanding $10 million in damages was filed and was settled on very favorable financial terms. The Consent Statement also fails to disclose that Egide's actions gave rise to the lawsuit: While he was Chairman and CEO, Egide either affirmatively or negligently caused DCTI not to file the registration statement, notwithstanding instructions by DCTI's Board that a registration statement be filed.

                  -- The Consent Statement alleges that the existing directors have "failed to perform responsibly and effectively and have wasted the assets and opportunities of the Company" and that the existing directors should be removed because of alleged "financial problems." However, since June 2000, DCTI's Board and management have successfully created a compliant and stable processing program. In that regard, the Company has (1) upgraded its technology to deliver 99.998% monthly uptimes over the last 14 months; (2) cleared Visa and MasterCard reviews of its operations; (3) secured its relationships with its settlement partners; (4) conducted thorough reconciliation work on all of its merchant accounts and established a proper flow of funds to safeguard merchant monies; and (5) removed fraudulent and excessive chargeback merchants (installed by Egide and other members of the Proponent Group) from DCTI's program to minimize risk and remain in good standing with credit card companies and sponsoring banks. In addition, over the last year, DCTI management has worked with investigative collection agencies to attempt to collect from several large fraudulent merchants which were put up on DCTI's system while Egide was Chairman and CEO. Although DCTI terminated these merchants and several others after June 2000, lack of proper paperwork and the previous management's failure to follow risk management procedures regarding these accounts resulted in approximately $7 million in chargebacks and $1 million in credit card company fines, all of which DCTI has had to absorb.

                  -- The Consent Statement also alleges that "[u]nder current management, the Company has spent hundreds of thousands of dollars on reports, hearings and releases in order to discredit Mr. Egide." In fact, DCTI retained outside counsel to investigate the DataBank transaction to satisfy securities laws governing undisclosed related party transactions which were brought to the Board's attention by a concerned shareholder. Up to this point, current management has focused on restoring order, financial controls, and financial health to the company. Up to now, no special attention has been devoted to Egide except to the extent current management has had to investigate and address claims arising from Egide's tenure.

                  -- The Consent Statement alleges the following with respect to counterclaims DCTI has brought against Ken Nagel:

                  Of the three merchant applications in question in the counterclaims, Mr. Nagel believes that one was approved after Mr. Nagel was no longer employed with the Company, one was a part of the portfolio of merchant accounts that the Company obtained when it purchased Access Services, Inc. (with which Mr. Nagel had no prior affiliation) and the third was approved by the President of Access Services, Inc. at a time when the operations of Access Services had not been consolidated with the Company's Florida operations and such President was the person authorized to approved [sic] merchant accounts for Access Services.

                  The portion of this statement relating to approval of merchants by "the President of Access Services" is false. This is confirmed by the then-President of Access Services who has advised DCTI that, after DCTI acquired Access Services, the ability to approve merchant accounts and put them into production was transferred to DCTI's operating facilities under control of DCTI's employees at that facility, as were all reporting and merchant servicing operations. Prior to that time, several fraudulent offshore merchants were approved by Egide and were implemented on the Access Services systems. After several weeks of operation, the then-President of Access Services discovered the accounts were fraudulent and shut them down. One of the account applications was signed by Ken Nagel.

                  In short, management believes Egide and his group are trying to take control of DCTI by blaming current management for their own mistakes, mismanagement, and self-dealing. You as shareholders are being given the misleading impression that the current Board of Directors and management are responsible for recent losses and substantial legal and accounting expenses when, to the contrary, these losses and the costs currently being borne by DCTI are part of the critical process of cleaning up after Egide, complying with applicable laws and regulations and restoring shareholder confidence in the Company's integrity.

                  Therefore, the Board requests that you take no action on the Egide consent solicitation. We will send you DCTI's own proxy material for our upcoming shareholders meeting in the near future. We urge you to read this document because it contains important information. Also, you will be able to obtain the proxy statement and other documents filed by DCTI free of charge at the Commission's website www.sec.gov. These documents will also be available free of charge from John Hanlon, President, Digital Courier Technologies, Inc., 348 East 6400 South, Suite 220, Salt Lake City, Utah 84107 telephone: (801) 266-5390.

                                              Sincerely,

                                              By:/s/ James J. Condon
                                              ----------------------
                                                     James J. Condon
                                                     Chairman of the Board


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